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                                                                   Exhibit 10.21


                             BOTTLE SUPPLY AGREEMENT

     This bottle supply agreement is made this 15th day of October, 1998 by and between Zuckerman-Honickman, Inc. ("Z-H") and Vermont Pure Springs, Inc. ("Vermont Pure"). In consideration of the mutual promises herein contained and intending to be legally bound, both parties agree as follows:

     1. REQUIREMENTS: Vermont Pure agrees to purchase 100% of their PET water bottle requirements from Z-H.

     A. BOTTLE PRICING:


BALL PLASTICS
------------------------------------------------------------------------
                                DELIVERED
SIZE         GM WT.     PACK      COST       FOB COST      DELIVERED TO
------------------------------------------------------------------------
1.5 Liter    42         Bulk    $117.52/M    $105.55/M     Randolph, VT
------------------------------------------------------------------------
Liter        37         Bulk    $100.99/M    $92.61/M      Randolph, VT
------------------------------------------------------------------------
750ml        27         Bulk    $74.49/M     $68.72/M      Randolph, VT
------------------------------------------------------------------------
20oz         27         Bulk    $72.29/M     $67.39/M      Randolph, VT
------------------------------------------------------------------------
16.9oz       24         Bulk    $60.53/M     $56.35/M      Randolph, VT
------------------------------------------------------------------------
12oz         24         Bulk    $60.37/M     $57.41/M      Randolph, VT
------------------------------------------------------------------------

     B. FREIGHT: All delivered pricing is delivered to Randolph, Vermont from the chosen plant of manufacture. Presently, bottles are scheduled for production in Baldwinsville, NY.

     C. PRICE INCREASES AND DECREASES: Pricing is effective October 15, 1998, and will increase or decrease with announced industry resin changes and announced industry general cost increases. Any changes will be preceded by 30 days notice.

     The gram weight per bottle, multiplied by the conversion factor of 2.2046, equals the amount of each $.01 per pound increase or decrease in the PET resin price. The following table illustrates the change in price to Vermont Pure per 1,000 bottles for each such $.01 per pound increase or decrease.

--------------------------------------------------------------------------
Size                  Ball Plastic Current               $.01 Change
                       Quoted Gram Weight           (Increase or Decrease)
--------------------------------------------------------------------------
1.5L                          42                             $.93
--------------------------------------------------------------------------
1.0L                          37                             $.82
--------------------------------------------------------------------------
750ml                         27                             $.60
--------------------------------------------------------------------------
20oz                          27                             $.60
--------------------------------------------------------------------------
 .5L                           24                             $.53
--------------------------------------------------------------------------
12oz.                         24                             $.53
--------------------------------------------------------------------------

Should Ball lower the gram weight of their containers, the price for such lower gram weight containers shall nevertheless remain the same due to the fact that all savings have already been passed on to Vermont Pure in Z-H's pricing.

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     D. DUNNAGE: All pallets, frames and tier sheets will be memo billed to
Vermont Pure and rectified on a quarterly basis. Vermont Pure shall be responsible for the replacement of those pallets, frames and tier sheets lost or damaged due to Vermont Pure's negligence.

     2. QUALITY: Z-H agrees to supply Vermont Pure quality bottles that are consistent with industry standards. If Z-H fails to supply Vermont Pure with quality bottles, Vermont Pure will give Z-H notice in writing, detailing the precise nature of the alleged lack of quality. Z-H will then have a thirty (30) day period in which to cure the alleged lack of quality. If the bottles still fail to meet industry standards at the conclusion of thirty (30) days, Vermont Pure will be free to purchase from an alternative supplier.

     3. SERVICE: Vermont Pure agrees to supply in writing to Z-H a 90-day rolling forecast of its requirements, updated the first week of each month. Z-H agrees to supply Vermont Pure bottles on a timely basis consistent with Vermont Pure's requirements as reflected in the 90-day forecast. Z-H will use its best efforts to meet requests for additional bottles in excess of the 90-day forecast, but cannot guarantee supply of the excess bottle. Z-H will utilize any and all locations necessary to meet Vermont Pure's needs at no additional expense to Vermont Pure.

     4. EFFECTIVENESS AND TERM: This agreement will be effective for 36 months commencing January 1, 1999. Volume is to be a minimum of 250,000,000 bottles over the length of the contract with a +/- of 5%. Should Vermont require bottles in excess of the 262,500,000, Z-H will have 30 days from the time of notification to accept or decline the increased volume. Should ZH decline, Vermont would be free to secure the additional bottles on the open market. At the end of the term, Vermont Pure shall give Z-H the right to match any bona fide written opportunity involving Vermont Pure and their P.E.T. requirements, in which event Z-H shall continue to be the exclusive supplier of PET bottles, consistent with such terms.

     5. PAYMENT: Payment terms will be net 30 days. Interest will be charged at Wall Street Journal "prime rate of interest" plus two (2%) percent per annum on all invoices over thirty (30) days. Shipments from Z-H will stop on the 40th day until all invoices are current.

     6. FORCE MAJEURE: If either party to this Agreement is unable to perform its obligations under this Agreement as a consequence of a delay or failure from any cause or event beyond the control of such party, including but not limited to war, riots, acts of God or public enemy, fire, explosion, flood, earthquake, strikes, lockouts or other labor disturbance, embargo, actions or any governmental authority, such party shall be excused from the performance of such obligations for the period of and to the extent of any such cause or event. On the cessation of any event of force majeure as defined above, the disabled party shall notify the party whose performance has not been excused of such cessation or termination, and the disabled party's performance under this Agreement shall recommence subject to an allowance for a reasonable amount of time to rebuild or repair any damage or injury caused by the event, if any, which is necessary to the party's performance. If cessation hereunder persists for a period of time greater than eight (8) weeks, then this Agreement will terminate. Any cessation hereunder will not extend the term of the contract.



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     7. CONFIDENTIALITY: The parties shall use reasonable efforts to cause their respective employees, agents and other representatives to hold, in confidence, all confidential information (as hereinafter defined), and the parties shall use efforts to ensure that any other person having access to the Confidential Information through time shall not disclose the same to any person except in connection with this Agreement and otherwise as may be reasonably necessary to carry out this Agreement and the transactions contemplated hereby or to comply with applicable law. For purposes hereof, "Confidential Information" means all information of any kind (including, without limitation, sales and promotional results) obtained directly or indirectly from either party's business, except information which constitutes readily ascertainable public information. "Confidential Information" shall not include any information which (i) is generally available to the public as of the date of this Agreement, or (ii) becomes generally available to the public after the date of this Agreement, provided that such public disclosure did not result, directly or indirectly, from any act, omission or fault of either of the parties to this agreement or any of their agents with respect to such information.

     8. ASSIGNMENT: This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party shall assign this Agreement without the prior written consent of the other party, assign (i) this Agreement to such party's subsidiary or affiliate, or (ii) such party's rights, but not obligations, to any lender of such party. Subject to obtaining the written consent of Z-H, Vermont Pure agrees that in the event Vermont Pure conveys the bulk of its business to a third party (whether pursuant to an asset sale, stock sale or otherwise) during the term of this Agreement, Vermont Pure shall cause the purchaser of such assets, stock or otherwise, as the case may be, to assume the obligations of Vermont Pure under this Agreement.



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     9. NOTICES: Any notice or written communication regarding this agreement should be sent by certified mail, returned receipt requested to: Vermont Pure Springs, Inc., 70 West Red Oak Lane, White Plains, NY 10604-3602 or Zuckerman-Honickman, Inc., 191 South Gulph Road, King of Prussia, PA 19406,
Attention: President, or to such other locations as the parties subsequently direct. All notices shall be deemed to have been received three (3) business days after mailing.

     10. ENTIRE UNDERSTANDING AMENDMENT: This Agreement contains the entire understanding between the parties with respect to the subject matter hereof, superseding all prior written oral understandings or agreements. This Agreement may only be amended by a writing signed by both parties.

     11. JURISDICTION AND VENUE. The parties agree that any action arising out of this Agreement shall be exclusively brought in the Court of Common Pleas of Montgomery County, Pennsylvania or the United States District Court for the Eastern District of Pennsylvania; and the parties further agree to waive any objection to the laying of venue for any such action in such courts.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


ZUCKERMAN-HONICKMAN, INC.                        VERMONT PURE SPRINGS, INC.


/s/ Benjamin R. Zuckerman  10/15/98              /s/ Timothy Fallon  10/22/98
-----------------------------------              -------------------------------
Benjamin R. Zuckerman, President                 Timothy Fallon, President & CEO